Confidential Materials omitted and filed seperately with the Securities and Exchange Commission. Double asterisks denote omissions.	Exhibit 10.2

EXHIBIT A

2013 FleetOne Integration Long-Term Incentive Program

Award Date:

March 15, 2013

Unit Allocation Ratio:

100% Performance Based Restricted Stock Units

Vesting Schedule:

50% of the award vests on March 15, 2014 based on achievement of the 2013 performance metrics listed below and 50% of the award vests on March 15, 2015 based on the achievement of the 2014 performance metrics.

2013 Performance-Based Restricted Stock Unit Calculations:

The number of PSUs vesting under this 2013 FleetOne Integration Grant Program is based on the following:

	Payout %(1)(5)	EBITDA (40%) (2)				PPG Adj Revenue Adj (30%)(3)				SYNERGIES (30%)(4)
		Perf Level(3)	$(,000)			Perf Level(3)	$(,000)			Perf Level(3)	$(,000)
Threshold	25%	85.0%	$	[**	]	85.0%	$	[**	]	80.0%	$	[**	]
Target	100%	100.0%	$	[**	]	100.0%	$	[**	]	100.0%	$	[**	]
Max	200%	120.0%	$	[**	]	120.0%	$	[**	]	200.0%	$	[**	]

2014 Performance-Based Restricted Stock Unit Calculations:

	Payout %(1)(5)	EBITDA (40%) (2)				PPG Adj Revenue (30%)				SYNERGIES (30%)(4)
		Perf Level(3)	$(,000)			Perf Level(3)	$(,000)			Perf Level(3)	$(,000)
Threshold	25%	85.0%	$	[**	]	85.0%	$	[**	]	80.0%	$	[**	]
Target	100%	100.0%	$	[**	]	100.0%	$	[**	]	100.0%	$	[**	]
Max	200%	120.0%	$	[**	]	120.0%	$	[**	]	200.0%	$	[**	]

(1)	Threshold EBITA performance must be achieved for any PSUs to vest.
(2)	Adjusted EBITDA is defined as 2013 Deal Model EBITDA of $27.8M adjusted by synergy savings, synergy costs,and integration costs, totaling ($3.8M) for 2013
(3)	PPG Adjusted Revenue Full-Year is reported 2013 Revenue for the Americas adjusted for the difference between reported 2013PPG and Board-approved budgeted 2013 PPG of $[**] US.
(4)	Synergy target for 2014 based on Deal Model and represents net synergy savings that are $3.0M incremental to 2013
(5)	Shares granted are ratable between payout levels.

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